GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. The usual revocable saving trust (grantor is also trustee)	The grantor-trustee(1)

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship account or single-owner LLC disregarded as an entity separate from its owner under Treas. Reg. § 301.7701-3.	The owner(3)

For this type of account:	Give the TAXPAYER IDEN- TIFICATION number of—

6. A valid trust, estate or pension trust	The legal entity (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)

7. Corporate or LLC electing corporate status on Form 8832	The corporation or LLC

8. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

9. Partnership or multi-member LLC not electing corporate status on Form 8832	The partnership

10. A broker or registered nominee	The broker or nominee

11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s Social Security number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s Social Security number.
(3)	You must show your individual name, but you may also enter your business or “doing business” name. You may use either your Social Security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when more than one name is listed, the taxpayer identification number will be considered to be that of the first name listed.

Resident Alien Individuals:    If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number (“ITIN”) as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see “How to Obtain a Number” below.

Name

If you are an individual, you must generally provide the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If you are a sole proprietor, enter your individual name as shown on your social security card on the “Name” line. You may enter your business, trade, or “doing business” name on the “Business Name” line. If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treas. Reg. § 301.7701-3, enter the owner’s name on the “Name” line and enter the LLC’s name on the “Business Name” line. If you are not one of the above entities, enter your business name as shown on required federal tax documents on the “Name” line. You may enter your business, trade, or “doing business” name on the “Business Name” line. Check the appropriate box in Part 5 for your status (individual/sole proprietor, corporation, etc.).

How to Obtain a Number

If you do not have a taxpayer identification number or if you do not know your taxpayer identification number, apply for one immediately. To obtain a Social Security number (for individuals), obtain Form SS-5, Application for Social Security Number Card, from your local Social Security Administration office or on-line at www.ssa.gov/online/ss5.pdf and apply for a number. To obtain an Employer Identification Number (for businesses and all other entities), obtain Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the “IRS”) by calling 1-800-TAX-FORM or on-line at www.irs.gov and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS and apply for a number.

If you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number on the Substitute Form W-9, check the box in Part 4, complete the accompanying certification, sign and date the form, and give it to the payer. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the payer before you are subject to backup withholding on payments. Other payments are subject to backup withholding without regard to the 60-day rule, until you provide your taxpayer identification number. Note: Writing “Applied For” means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Payees Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding:

(1)	An organization exempt from a tax under section 501(a) of the Internal Revenue Code (the “Tax Code”), an individual retirement plan, or a custodial account under section 403(b)(7) of the Tax Code if the account satisfies the requirements of section 401(f)(2) of the Tax Code.
(2)	The United States or any agency or instrumentality thereof.
(3)	A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
(4)	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
(5)	An international organization or any agency or instrumentality thereof.

The following is a list of payees that may be exempt from backup withholding:

(6)	A corporation.
(7)	A foreign central bank of issue.
(8)	A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.
(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.
(10)	A real estate investment trust
(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12)	A common trust fund operated by a bank under section 584(a) of the Tax Code.
(13)	A financial institution.
(14)	A middleman known in the investment community as a nominee or custodian.
(15)	A trust exempt from tax under section 664 of the Tax Code or described in section 4947 of the Tax Code.

For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: (a) medical and health care payments, (b) attorney’s fees, and (c) payments for services paid by a federal executive agency.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Tax Code.
•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.
•	Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more, is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.
•	Payments of tax-exempt interest, including exempt-interest dividends under section 852 of the Tax Code.
•	Payments described in section 6049(b)(5) of the Tax Code to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451 of the Tax Code.
•	Payments made by certain foreign organizations.
•	Payments of mortgage or student loan interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN INDIVIDUAL, A FOREIGN OWNER OF A DOMESTIC DISREGARDED ENTITY, OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER AN APPROPRIATE COMPLETED FORM W-8.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Tax Code and the regulations thereunder.

Privacy Act Notice.—Section 6109 of the Tax Code requires you to provide your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal nontax criminal laws and to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal laws, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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